SETTLEMENT AGREEMENT


          This SETTLEMENT AGREEMENT is dated March 31, 1994 (the "Effective Date") among Ames Department Stores, Inc., a Delaware corporation ("Reorganized Ames"), the subsidiaries of Reorganized Ames (the "REORGANIZED AMES SUBSIDIARIES"), Wertheim Schroder & Co. Incorporated, a Delaware corporation ("Wertheim"), and James A. Harmon ("Harmon").


                             W I T N E S E T H :


          WHEREAS, the Plaintiffs (as hereinafter defined) have filed an adversary proceeding seeking damages from Wertheim and Harmon in the United States Bankruptcy Court for the Southern District of New York in Chapter 11 Reorganization Cases Nos. 90 B 11233 through 90 B 11285 (the "CHAPTER 11 CASES") entitled AMES DEPARTMENT STORES INC. ET AT. V. WERTHEIM SCHRODER & CO. INC., et ano., Adv. Proc. No. 92-1002A (the "Ames Suit");

          WHEREAS, Wertheim and Harmon have asserted certain counterclaims against the Plaintiffs in the Ames Suit (the "COUNTERCLAIMS");

          WHEREAS, certain third-party claims may be asserted against Wertheim and Harmon related to the subject matter of the Ames Suit;

          WHEREAS, the parties to the Ames Suit wish to settle and compromise both the Ames Suit and the Counterclaims and to bar certain related third-party claims;

          WHEREAS, Wertheim and Harmon are contemporaneously executing a settlement agreement with the Continuing Parent Creditors' Committee (as hereinafter defined) acting by its counsel, as court authorized representatives of the Class AG-6A Parent Unsecured Creditors (the "CLASS AG-6A Creditors"), and Arnold Zahn as Trustee (the "Trustee"), for the benefit of the Class AG-6A Creditors;

          NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. For purposes of this Settlement Agreement, the following terms shall have the meanings indicated:

               1.1 "ALLOWED CLAIM" shall have the meaning given in Section 1.5 of the Plan.

               1.2 "AMES GROUP" means Reorganized Ames, the Reorganized Ames Subsidiaries, their respective direct and indirect subsidiaries and affiliates, and their respective predecessors, successors and assigns (but shall exclude any Ames Transferee), as well as the former and current officers, directors, and employees of each.

               1.3 "AMES GROUP MEMBER" and "AMES GROUP MEMBERS" mean, as the context requires, any or all members of the Ames Group.

               1.4 "AMES SUBSIDIARIES" means the Plaintiffs in the Ames Suit other than Ames Department Stores, Inc., a debtor in the Chapter 11 Cases ("Ames").

               1.5 "AMES TRANSFEREE" means the Litigation Trust, the Litigation Trustee, and holders of Litigation Trust Units, each as defined in the Plan, to or in favor of whom any Litigation Claim (as defined in the Plan) now or previously owned by any Ames Group Member is, has been or may be transferred or distributed pursuant to the Plan.

               1.6 "APPROVAL MOTION" means a motion to be prepared by Plaintiffs for filing in the Bankruptcy Court seeking approval of the Settlement Agreement and the Class AG-6A Settlement Agreement.

               1.7 "APPROVAL ORDER" means an order or judgment approving this Settlement Agreement and the Class AG-6A Settlement Agreement, in all material respects in the form of Exhibit A hereto, of the Bankruptcy Court or any other court exercising appellate jurisdiction over the Chapter 11 Cases.

               1.8 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

               1.9 "CERTIFICATES" means each of the certificates as discussed in Section 3 herein.

               1.10 "CLASS AG-6A SETTLEMENT AGREEMENT" means the Agreement by and among the Continuing Parent Creditors' Committee and the Trustee, on the one hand, and Wertheim and Harmon, on the other hand, which is being contemporaneously executed, a copy of which is annexed hereto as Exhibit E.

               1.11 "CONTINUING PARENT CREDITORS' COMMITTEE" means that body of the Parent Creditors' Committee referred to in Article XIV(G) of the Plan.

               1.12 "DISTRICT COURT" means the United States District Court for the Southern District of New York.

               1.13 "ELECTING CA HOLDER" shall have the meaning given in
Section 1.117 of the Plan.

               1.14 "FINAL" with respect to any order of any court means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification or amendment thereto), the time to appeal or seek review or rehearing, or to apply for an extension of the time to appeal or to seek review or rehearing, has expired, and as to which no appeal or petition for review or rehearing, or application for an extension of the time to appeal or to seek review or rehearing, that was filed is pending.

               1.15 "INDEMNITORS" means Reorganized Ames and the Reorganized Ames Subsidiaries.

               1.16 "JUDGMENT OVER" means a Final judgment arising out of or relating in any way to a Zayre Related Matter (as hereinafter defined) obtained by a Non-Party Defendant against any Wertheim Group Member arising out of or relating in any way to a Primary Judgment.

               1.17 "NON-PARTY DEFENDANT" means any person or entity (i) that is not a party to this Settlement Agreement and (ii) against whom any claim for damages or other relief is asserted which, in turn, may give rise to any claim by such person or entity against any Wertheim Group Member arising out of or relating in any way to (x) the acquisition of the assets of the Zayre discount store division by Ames (including the financing and refinancing of such acquisition), (y) services rendered to the Ames Group or any Ames Group Member by any Wertheim Group Member prior to the date of this Settlement Agreement or
(z) Harmon's service as a director of Ames (each of clause (x), (y) and (z) individually, a "Zayre Related Matter").

               1.18 "PLAINTIFFS" means the plaintiffs in the Ames Suit.

               1.19 "Plan" means the Third Amended and Restated Joint Plan of Reorganization of Ames Department Stores, Inc. and Other Members of the Ames Group, dated October 23, 1992, as subsequently amended, modified or restated, and as confirmed by order of the Bankruptcy Court dated December 18, 1992, as amended.
               1.20 "PRESS RELEASE" means a written statement designed or intended for dissemination to any newspaper, radio, television or other member of the news media.

               1.21 "PRIMARY JUDGMENT" means a Final judgment entered in favor of either any Ames Group Member or any Ames Transferee, against a Non-Party Defendant arising out of or relating in any way to a Zayre Related Matter.

               1.22 "PUBLIC RELEASE" means a written statement for public filing with the NASD, or with the Securities Exchange Commission or any other governmental body.

               1.23 "RELEASES" means releases to be executed by Wertheim, Harmon, Reorganized Ames, and the Reorganized Ames Subsidiaries in the form of Exhibits B and C hereto.

               1.24 "SETTLEMENT AGREEMENT" means this Agreement, including the exhibits hereto.

               1.25 "SETTLING CREDITORS" means the Class AG-6A Creditors acting by the Continuing Parent Creditors' Committee and the Trustee.

               1.26 "STIPULATION OF WITHDRAWAL" means a stipulation, in the form of Exhibit D hereto, executed by the counsel to the parties hereto withdrawing Wertheim's and Harmon's motion, dated April 20, 1993, to withdraw the reference.

               1.27 "WERTHEIM GROUP" means Wertheim Schroder Holdings, Inc., a corporation, its direct and indirect subsidiaries and affiliates (including Wertheim), and their respective predecessors, successors and assigns, as well as the former and current officers, directors, managing directors, associate managing directors, partners, employees, agents, attorneys and accountants of each, and their respective legal representatives, heirs, successors and assigns, and any person or entity claiming through them.

               1.28 "WERTHEIM GROUP MEMBER" and "WERTHEIM GROUP MEMBERS" mean, as the context requires, any or all members of the Wertheim Group, including Wertheim and Harmon.

          SECTION 2. PROCEEDINGS FOR APPROVAL AND STAY OF LITIGATION.

               (a) Promptly following the execution and delivery of the Settlement Agreement and the Class AG-6A Settlement Agreement, Plaintiffs shall prepare the Approval Motion and shall submit it to Wertheim and Harmon for approval as to form and content. The Approval Motion, and the Approval Order annexed hereto as Exhibit A, shall not be filed with the Court absent such approval by Wertheim and Harmon, which shall not unreasonably be withheld. The Approval Motion shall be preceded by an application seeking Court approval that notice of the Approval Motion shall be given as follows: (i) by individual mailing to (A) all holders of claims, whether allowed or disputed, as of the date on which the Bankruptcy Court signs an order directing that notice of the Approval Motion be given, in the following classes of creditors identified in the Plan -- AG-4, 4A, 4B, 4C, 4D, 4E, 4F, 5, 6, 6A, 6B, 6C, 6D, 7, 7A, 7B,
and 8, BKC-1, and counsel for Class AG-9 -- as evidenced by the records maintained by Claudia King & Associates, Inc. as Agent for the Clerk of the Bankruptcy
Court pursuant to an order of the Bankruptcy Court entered in the Chapter 11 Cases on August 8, 1990, (B) all persons identified as having an interest in, or as otherwise entitled, under Section 1.268 of the Plan, to receive any part of the Wertheim Claim Proceeds (as defined in the Plan), (C) all persons identified as having an interest in, or as otherwise entitled, under Paragraph D of Article VII of the Plan, to receive any Litigation Trust Unit (as defined in the Plan), (D) Citibank, N.A., as agent for the Electing CA Holders, (E) Arthur Andersen & Co., S.C., Andersen Consulting, Bear Stearns & Co., Inc., Coopers & Lybrand, Hale and Dorr, and such other persons as Wertheim may designate prior to the Court's disposition of the Approval Motion, and (F) all persons or entities that have filed a notice of appearance and demand for service of papers in the Chapter 11 Cases; and (ii) in addition, by appropriate publication. All expenses of notice shall be borne equally by Reorganized Ames and Wertheim. Reorganized Ames, the Reorganized Ames Subsidiaries, Wertheim, Harmon, and the Settling Creditors shall use their best efforts to cause the Settlement Agreement and the Class AG-6A Settlement Agreement to be approved; and to have the Approval Order entered by the Bankruptcy Court and, if any appeal is taken therefrom, by any court exercising appellate jurisdiction over the Chapter 11 Cases; and to become Final on or before one year after the Effective Date.

               (b) From and after the Effective Date, all proceedings in the Ames Suit, including proceedings concerning the Counterclaims, shall be stayed pending (i) entry of an Approval Order that shall have become Final; (ii) entry of a Final Order disapproving the Settlement Agreement; or (iii) termination of the Settlement Agreement pursuant to Section 3(d) below.


          SECTION 3. THE CLOSING.

               (a) There shall be a closing (the "CLOSING") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New
York at 10:00 a.m. on the fifth business day after the date on which the Approval Order becomes Final.

               (b) At the Closing and as a condition of the obligations of Reorganized Ames and the Reorganized Ames Subsidiaries to consummate the
Closing:

                    (i) The Wertheim Group Members shall pay or cause to be paid to Reorganized Ames by wire transfer in immediately available Federal funds the sum of Nineteen Million Dollars ($19,000,000) (the "Settlement Amount"), unless otherwise (A) directed by the Bankruptcy Court, or (B) instructed jointly by Reorganized Ames and the Trustee, to pay the Settlement Amount in separate parts to Reorganized Ames and the Trustee. Nothing in this
Section 3(b)(i) is intended by the parties to modify Section 1.268 of the Plan:

                    (ii) Wertheim and Harmon shall deliver to Reorganized Ames an executed Release in the form of Exhibit B hereto;

                    (iii) The representations and warranties of Wertheim and Harmon set forth in Section 5 shall be true and correct as of the date hereof and on the date of the Closing, and Wertheim shall deliver to Reorganized Ames a duly executed certificate so stating; and

                    (iv) Wertheim and Harmon shall cause their counsel to deliver to Reorganized Ames the Stipulation of Withdrawal as executed on their behalf.

               (c) At the Closing and as a condition of the obligations of Wertheim and Harmon to consummate the Closing:

                    (i) Reorganized Ames and the Reorganized Ames Subsidiaries shall deliver to Wertheim and Harmon an executed Release in the form of Exhibit C hereto; and

                    (ii) The representations and warranties of Reorganized Ames and the Reorganized Ames Subsidiaries set forth in Section 6 shall be true and correct as of the date hereof and on the date of the Closing, and Reorganized Ames and the Reorganized Ames Subsidiaries shall deliver to Wertheim a duly executed certificate so stating.

               (d) In the event that neither an Approval Order nor an order disapproving the Settlement Agreement or the Class AG-6A Settlement Agreement becomes Final on or before one year after the Effective Date, either Reorganized Ames or Wertheim shall be entitled, by written notice (a "TERMINATION NOTICE") served on all the other parties hereto, to declare this Settlement Agreement terminated, whereupon this Settlement Agreement shall be of no further force or effect.


          SECTION 4. REDUCTION OF JUDGMENT IN CERTAIN CIRCUMSTANCES: INDEMNITY, ETC.

               (a) If any Primary Judgment is entered in favor of an Ames Group Member, and the Non-Party Defendant against whom such Primary Judgment was entered obtains a Judgment Over against any Wertheim Group Member notwithstanding paragraphs 5 through 7 of the Approval Order, then (i) the relevant Ames Group Member, if it is a party to the Settlement Agreement, shall reduce or offset such Primary Judgment to the extent necessary to eliminate or offset fully the amount of such Judgment Over against any Wertheim Group Member or (ii) in the event and to the extent that any Wertheim Group Member is not relieved of all liability on any such Judgment Over by such reduction or offset of such Primary Judgment pursuant to clause (i) above (whether because such

Judgment Over is the result of a separate action or proceeding to which the Ames Group Member obtaining such Primary Judgment is not a party, or otherwise), the Indemnitors shall indemnify and hold harmless each Wertheim Group Member to the extent of its liability on such Judgment Over that is not eliminated or offset fully pursuant to clause (i) above. In the event that any such Judgment Over, whether Final or not, is entered against any Wertheim Group Member in any action that may lead to the application of the judgment reduction or indemnification provisions of this subsection (a), Wertheim, if so requested by the Indemnitors, shall use its best efforts to ensure that any available appeal is pursued prior to payment of such Judgment Over provided that (i) a stay of all proceedings to enforce such Judgment Over is available as of right or is obtained, in each case without any Wertheim Group Member being obliged to pledge or otherwise encumber any of its assets in order to obtain such stay,
(ii) the Indemnitors shall pay all costs and furnish all collateral required to secure payment of such Judgment Over (including interest and costs) in the event the appeal is unsuccessful, and (iii) Wertheim shall not have received an opinion of its counsel that there is no reasonable ground for appeal. In addition, the Indemnitors shall indemnify the Wertheim Group Members against any liability they may incur in settlement or compromise of any Judgment Over, whether Final or not, arising out of or relating in any way to any such Primary Judgment entered in favor of any Ames Group Member; PROVIDED that the Indemnitors' obligations to indemnify pursuant to this sentence shall be conditioned on the Indemnitors first having approved, or having been found by a court to have unreasonably withheld their approval of, such settlement or compromise.

               (b) The Indemnitors agree to use their best efforts to notify Wertheim promptly following receipt of notice of any decision, verdict or judgment, or upon receipt of notice of any legal action or any negotiation of a settlement, that may lead to the entry of any Judgment Over pursuant to which the provisions of subsection (a) above may apply, and to use their best efforts to provide the Wertheim Group with a reasonable opportunity to be heard with respect thereto (to the extent that such prior notice and opportunity to be heard are not prohibited by the applicable rules of court).

               (c) Each Wertheim Group Member agrees that it will cooperate with the Indemnitors in all reasonable respects in connection with any action that may lead to the application of the judgment reduction or indemnification provisions of subsection (a) above, including, without limitation, by making available for examination any witnesses employed by Wertheim or under its control and identified by the Indemnitors, and by providing the Indemnitors with any documents required by them that are neither privileged nor contain trade secrets or other sensitive information.

               (d) The Indemnitors agree that they will indemnify the Wertheim Group Members for the reasonable out-of-pocket costs and expenses (including the reasonable counsel fees, disbursements and expenses) incurred by any Wertheim Group Member in defense or settlement of any claim to which the judgment reduction or indemnification provisions of subsection (a) above apply.

               (e) The obligations of the Indemnitors under this Section 4 shall be both joint and several.

               (f) Notwithstanding anything contained in this Settlement Agreement, the obligations of the Ames Group Members, the Indemnitors and the Wertheim Group Members contained in this Section 4 shall not become operative and shall have no force or legal effect until an Approval Order has become Final, at which time such obligations shall become operative retroactive to the Effective Date.

               (g) Neither the Indemnitors nor any other Ames Group Member shall have any obligation under this Section 4 to reduce or offset the amount of any Primary Judgment, or to indemnify or hold harmless any Wertheim Group Member to the extent of its liability on any Judgment Over, if and to the extent that the Primary Judgment giving rise to such Judgment Over was not entered in favor or for the benefit of any of Reorganized Ames, any Reorganized Ames Subsidiary, any direct or indirect subsidiary or affiliate of Reorganized Ames or any Reorganized Ames Subsidiary, any predecessor, successor or assign of any of the foregoing, or the current officers, directors and employees of any of the foregoing; PROVIDED HOWEVER that the successors and assigns of Reorganized Ames and of the Reorganized Ames subsidiaries shall not include any Ames Transferee.

               (h) Neither the Indemnitors nor any other Ames Group Member shall have any obligation under this Section 4 to reduce or offset the amount of any Primary Judgment, or to indemnify or hold harmless any Wertheim Group Member to the extent of its liability on any Judgment Over, unless and to the extent that judicial application of Paragraphs 5, 6, and 7 of the Approval Order has not had the effect of fully eliminating such Wertheim Group Member's liability with respect to the Judgment Over, or because a court fails or otherwise refuses to apply all or any part of Paragraphs 5, 6, or 7 of the Approval Order.


          SECTION 5. REPRESENTATIONS AND WARRANTIES OF WERTHEIM. Wertheim represents and warrants to Reorganized Ames and the Reorganized Ames Subsidiaries that (i) the Settlement Agreement has been duly executed and delivered by Wertheim and Harmon and is the legal, valid and binding obligation of Wertheim and Harmon, enforceable against Wertheim and Harmon in accordance with its terms, (ii) the execution, delivery and performance by Wertheim of the Settlement Agreement and all related documents contemplated hereby are within Wertheim's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the certificate of incorporation or bylaws of Wertheim or any law or contractual restriction binding on or affecting Wertheim, and (iii) no consent, approval, order or authorization of, or REGISTRATION, DECLARATION OR FILING with, any court or administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to any Wertheim Group Member in connection with the execution, delivery and performance by Wertheim and Harmon of the Settlement Agreement, (iv) Wertheim and Harmon own all right, title and interest in and to all Claims released in Exhibit B hereto, and no such claim has been assigned or otherwise transferred to any other person or entity; (v) Wertheim and Harmon have the full, complete, and exclusive right and authority to settle each and every claim which is the subject of the Release referred to in Section 3(b)(ii) of the Settlement Agreement; and (vi) neither Wertheim nor Harmon is aware of any existing, pending or threatened litigation that could result in the entry of a judgment that, if entered, would be a Primary Judqment or a Judgment Over.

          SECTION 6. REPRESENTATIONS AND WARRANTIES OF REORGANIZED AMES AND THE REORGANIZED AMES SUBSIDIARIES. Each of Reorganized Ames and the Reorganized Ames Subsidiaries, jointly and severally, represents and warrants to Wertheim, subject to approval of the Settlement Agreement by the Bankruptcy Court of those aspects hereof requiring its approval, that (i) the Settlement Agreement has been duly executed and delivered by it and is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms; (ii) THE EXECUTION, DELIVERY AND PERFORMANCEby it of the Settlement Agreement and all related documentation contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the certificate of incorporation or bylaws of it or any law or contractual restriction binding on or affecting it; (iii) except as expressly provided in the Settlement Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to it in connection with the execution, delivery and performance by it of the Settlement Agreement; (iv) Reorganized Ames and the Reorganized Ames Subsidiaries own all right, title and interest in and to all Claims released in Exhibit C hereto, and no such claim has been assigned or otherwise transferred to any other person or entity; (v) Reorganized Ames and the Reorganized Ames Subsidiaries have the full, complete, and exclusive right and authority to settle each and every claim which is the subject of the Release referred to in Section 3(c)(i) of the Settlement Agreement; (vi) Reorganized Ames and the Reorganized Ames Subsidiaries have not assigned or otherwise transferred any claim arising out of or relating in any way to a Zayre Related Matter except as set forth in the Plan; (vii) Reorganized Ames and the Reorganized Ames Subsidiaries do not own or otherwise hold any Litigation Trust Unit (as defined in the Plan), or any right to receive any such Litigation Trust Unit; (viii) Reorganized Ames and the Reorganized Ames Subsidiaries have been notified that each of Arthur Andersen & Co., S.C., Andersen Consulting, Bear
Stearns & Co., Inc., and Coopers & Lybrand was a holder of one or more Allowed Claims in the
Chapter 11 Cases; (ix) Reorganized Ames and the Reorganized Ames Subsidiaries have not executed, and have received no notice that any trustee has been appointed under, the Litigation Trust Agreement; (x) the successor in interest, if any, to each debtor in the Chapter 11 Cases is either Reorganized Ames or one or more of the Reorganized Ames Subsidiaries; and (xi) neither Reorganized Ames nor the Reorganized Ames Subsidiaries is aware of any existing, pending or threatened litigation that could result in the entry of a judgment that, if entered, would be a Primary Judgment or a Judgment Over.


          SECTION 7. PUBLIC AND PRESS RELEASES. On the Effective Date, for the purposes of making any disclosure or filing that either party determines is required by the securities laws or NASD regulations, Reorganized Ames or Wertheim may issue a Press Release and/or a Public Release describing the fact and terms of the Settlement Agreement and the Class AG-6A Settlement Agreement. If deemed necessary within the sole judgment of either of Reorganized Ames or Wertheim, either of them after the Effective Date also may make other Public Releases. The contents of any Press Release shall be jointly approved by Reorganized Ames and Wertheim in advance of its disclosure or filing, which approval shall not be unreasonably withheld. The party proposing to make any Public Release shall permit either Reorganized Ames or Wertheim, as the case may be, to review and comment on such proposed Public Release before it is filed, but approval of the reviewing party shall not be required and the terms of this Section 7 shall not otherwise affect the timing or content of any such Public Release. No party hereto shall, directly or indirectly, issue, or initiate any contact with any press or media member for the purpose of making, any other Press Release commenting on the fact or terms of the Settlement Agreement, the Class-AG-6A Settlement Agreement or the Ames Suit absent prior written consent of the other parties. If any party is contacted by any press or media member with respect to the Settlement Agreement, the Class AG-6A Settlement Agreement, or the Ames Suit, the party contacted shall decline any comment. The parties hereto intend that performance of this Section 7 shall be treated separately and distinctly from performance of all of the other provisions of this Settlement Agreement, and that any alleged or actual breach or non-performance of this Section 7 by any siqnatory hereto shall not affect the rights and obligations of the parties under any other provision of this Settlement Agreement, all of which shall remain in full force and effect. Moreover, no party shall have any right to seek a rescission or termination of this Settlement Agreement or any provision or term thereof by reason of any such alleged or actual breach or non-performance of this Section 7.


          SECTION 8. CONFIDENTIALITY. Each of the parties hereto acknowledges that a Stipulation and Protective Order was entered in the Ames Suit on January 11, 1993 for the protection of confidential information, documents and materials that are produced or otherwise disclosed during the course of the Ames Suit, and each agrees to treat all "Confidential Information" referred to in such Stipulation and Protective Order in accordance with the terms and conditions of such Stipulation and Protective Order. Nothing in this Section 8 is intended to confer any benefits or rights on any person or entity that is not a party to this Settlement Agreement.


          SECTION 9. NO ADMISSION OF LIABILITY ETC. The parties hereto acknowledge that the consideration tendered and received herein, and the execution of the Settlement Agreement, are in compromise and settlement of disputed claims in connection with the Ames Suit and are not an admission of liability or fault or omission of any kind on the part of any of them; neither the Settlement Agreement, nor any papers relating to it, nor any of the terms hereof shall be offered or received in evidence or in any way referred to in any civil, criminal or administrative action or proceeding other than such actions or proceedings as may be necessary to obtain approval of or to consummate or enforce the Settlement Agreement, or to seek damages for its breach.


          SECTION 10. ENTIRE AGREEMENT. The Settlement Agreement and the exhibits hereto constitute the entire agreement and understanding between the parties hereto relative to the subject matter hereof; PROVIDED HOWEVER that nothinq herein contained shall affect or modify the Plan and the rights and obligations of all parties thereunder except as set forth herein or in the Class AG-6A Settlement Agreement or the Approval Order. In furtherance, and not in limitation, of the foregoing, the parties hereto acknowledge that they are not relying upon any statement, information, promise, term, condition, obligation or representation made by any person or entity, except for those expressly stated herein and in the Exhibits hereto.

          SECTION 11. BINDING EFFECT. The Settlement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and any person or entity claiming through them.


          SECTION 12. AMENDMENTS. No amendment, waiver or modification of any provision of the Settlement Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto.


          SECTION 13. NOTICES. All notices and communications in connection with the Settlement Agreement shall be in writing and shall be delivered by hand, overnight courier or certified mail, return receipt requested, addressed as follows:

          If to Reorganized Ames or the Reorganized Ames Subsidiaries:

               Ames Department Stores, Inc.
               2418 Main Street
               Rocky Hill, Connecticut 06067

               Attention: General Counsel with copy to:

               Patton, Boggs & Blow
               2550 M Street, N.W.
               Washington, D.C. 20037

               Attention: Ronald S. Liebman, Esq.

          If to Wertheim or Harmon:

               Wertheim Schroder & Co. Incorporated
               787 Seventh Avenue
               New York, NY  10019-6016

               Attention:  Chief Executive Officer


          With copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY  10019-6064

               Attention: Lewis A. Kaplan, Esq.

          If to Citibank, N.A.:

               Citibank, N.A.
               Citicorp Center
               599 Lexington Avenue
               New York. NY  10043

               Attention:  Jeroen Fikke

          With a copy to:

               Shearman & Sterling
               Citicorp Center
               153 East 53rd Street
               New York, NY  10022

               Attention: Jonathan Greenblatt, Esq.

          If to the Class AG-6A Trustee:

               Arnold Zahn
               Class AG-6A Trustee
               Zahn Associates Inc.
               2050 Center Avenue
               Fort Lee, NJ  07024

          With a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, NY  10019

               Attention: Stuart Hirshfield, Esq.

All such notices and communications shall be effective when received.


          SECTION 14. NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


          SECTION 15. COSTS AND EXPENSES. Except as otherwise provided herein, as between the Ames Group Members and the Wertheim Group Members, each of the parties hereto shall pay all of its own costs and expenses in connection with the litigation of the Ames Suit and of the Counterclaims, the negotiation, preparation, execution and delivery of the Settlement Agreement and the other documents to be delivered hereunder, and the consummation of the matters provided for herein.

          SECTION 16. HEADINGS. Headings used herein are for convenience of reference only, are not part of the Settlement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, the Settlement Agreement.


          SECTION 17. GOVERNING LAW. The Settlement Agreement and the documents to be executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of New York applied to contracts made and to be performed entirely within such State.


          SECTION 18. EXECUTION IN COUNTERPARTS. The Settlement Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Dated:    New York, New York
          March 31, 1994


                                          AMES DEPARTMENT STORES, INC.

                                          By: /S/ PETER THORNER
                                              ---------------------------
                                              PETER THORNER, PRESIDENT


                                          ZAYRE CENTRAL CORP.

                                          By: /S/ DAVID LISSY
                                              ---------------------------
                                              DAVID LISSY, VICE PRESIDENT


                                          ZAYRE NEW ENGLAND CORP.

                                          By: /S/ DAVID LISSY
                                              ---------------------------
                                              DAVID LISSY, VICE PRESIDENT


                                          AMES REALTY II, INC.

                                          By: /S/ PETER THORNER
                                              ---------------------------
                                              PETER THORNER, PRESIDENT

                                          AMD, INC.

                                          By: /S/ PETER THORNER
                                              -----------------------------
                                              PETER THORNER, VICE PRESIDENT


                                          AMES TRANSPORTATION SYSTEMS, INC.

                                          By: /S/ PETER THORNER
                                              -----------------------------
                                              PETER THORNER, PRESIDENT


                                          WERTHEIM SCHRODER & CO. INCORPORATED

                                          By: /S/ STEVE KOTLER
                                              --------------------------------
                                                        STEVE KOTLER

                                          By: /S/ JAMES A. HARMON
                                              --------------------------------
                                                        JAMES A. HARMON

The undersigned hereby consent to the entry of the Approval Order in the form annexed as Exhibit A, agree to support the motion for approval of this Settlement Agreement, and agree to be bound by: (a) the last sentence of
Section 2(a) and Sections 7, 8 and 9 of this Settlement Agreement; and (b) as to the Continuing Parent Creditors' Committee and the Class AG-6A Trust,
Section 3(b)(i) of the Settlement Agreement.


               CITIBANK, N.A., as agent for the Electinq CA Holders


               By: /S/ JEROEN FIKKE
                   --------------------------------------------------
                              JEROEN FIKKE


               CONTINUING PARENT CREDITORS' COMMITTEE
               (Pursuant to Article XIV(G) of the Plan)


               By: /S/ STUART HIRSHFIELD
                   --------------------------------------------------
                              STUART HIRSCHFIELD


               CLASS AG-6A TRUST


               By: /S/ ARNOLD ZAHN
                   --------------------------------------------------
                              ARNOLD ZAHN, TRUSTEE

                                  EXHIBIT A


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- ------------------------------------------
                                         -
In re                                    -
                                         -
AMES DEPARTMENT STORES, INC.,            -       Chapter 11
EASTERN RETAILERS SERVICE CORPORATION,   -       Reorganization Cases
ET AL.,                                  -       Nos. 90 B 11233
                                         -       through 11285  (JAG)
                    Debtors.             -
                                         -
- ------------------------------------------
                                         -
AMES DEPARTMENT STORES, INC., ET AL.,    -
                                         -
                    Plaintiffs,          -       Adversary Proceeding
                                         -       No. 92-1002A  (JAG)
          -against-                      -
                                         -
WERTHEIM SCHRODER & CO. INC.             -
and JAMES A. HARMON,                     -
                                         -
                    Defendants.          -
                                         -
- ------------------------------------------


                  ORDER AUTHORIZING AND APPROVING COMPROMISE
                AND SETTLEMENT RELATING TO OUTSTANDING CLAIMS BETWEEN AMES DEPARTMENT STORES, INC., ET AL.,
             AND WERTHEIM SCHRODER & CO. INC. AND JAMES A. HARMON


          A motion dated --------------- , 1994 (the "Motion") having been filed by the Reorganized Ames Group (the "Ames Group"), as defined in the Third Amended and Restated Joint Plan of Reorganization of Ames Department Stores, Inc. and Other Members of the Ames Group, dated October 23, 1992, as subsequently amended, modified or restated, and as confirmed by order of this Court dated December 18, 1992, as amended (the "Plan"), as successor to Ames Department Stores, Inc. ("Ames"), and certain of its subsidiaries, debtors in the above-captioned Reorganization Cases, and by the Continuing Parent Creditors Committee (as defined in the Class AG-6A Settlement Agreement), for an Order approving the compromise and settlement set forth in a Settlement Agreement and a Class AG-6A Settlement Agreement, each dated March _, 1994 (annexed as Exhibits 3 and 4, respectively, to the Motion), relating to certain claims which have been asserted by and between the parties to the above-captioned Adversary Proceeding, concerning, among other things, services rendered by Wertheim Schroder & Co. Incorporated ("Wertheim") and James A. Harmon
("Harmon") in connection with Ames' purchase of the Zayre Store Division of Zayre Corp. and the services of Harmon as a director of Ames;

          And adequate notice of the Motion as determined by the Court having been given: (a) by individual mailing to (i) all holders of claims, whether allowed or disputed, as of the date on which the Court signed an order directing that notice of the Approval Motion be given, in the following classes of creditors identified in the Plan -- AG-4, 4A, 4B, 4C, 4D, 4E, 4F, 5, 6, 6A, 6B, 6C, 6D, 7, 7A, 7B, and 8, BKC-l, and counsel for Class AG-9 -- as evidenced by the records maintained by Claudia King & Associates, Inc. as Agent for the Clerk of the Bankruptcy Court pursuant to an order of the Bankruptcy Court entered in the Chapter 11 Cases on August 8, 1990, (ii) all persons identified as having an interest in, or as otherwise entitled, under Section 1.268 of the Plan, to receive any part of the Wertheim Claim Proceeds (as defined in the Plan), (iii) all persons identified as having an interest in, or as otherwise entitled, under Paragraph D of Article VII of the Plan, to receive any Litigation Trust Unit (as defined in the Plan), (iv) Citibank, N.A., as agent for the Electing
CA Holders, (v) Arthur Andersen & Co., S.C., Andersen Consulting, Bear Stearns & Co., Inc.,
Coopers & Lybrand, Hale and Dorr, and such other persons as Wertheim may designate prior to the Court's disposition of the Approval Motion, and (vi) all persons or entities that have filed a notice of appearance and demand for service of papers in the Chapter 11 Cases; and (b) in addition, by appropriate publication;

          And the notice described above being the best notice practicable under the circumstances, and having met the requirements of the Bankruptcy Code and Rules, and of due process, and constituting due and sufficient notice to all persons entitled thereto;

          And a hearing on the Motion having been held to consider the fairness of the Settlement Agreement and the Class AG-6A Settlement Agreement; [and no objections to the Motion having been interposed;] [and all objections to the Motion having been duly considered;] and after due deliberation; and it appearing that the compromise and settlement embodied in the Settlement Agreement and the Class AG-6A Settlement Agreement is reasonable, fair and in the best interests of all members of the Ames Group, their creditors and all other parties in interest; and good and sufficient cause existing;

          NOW, THEREFORE, pursuant to Bankruptcy Code 105(a), and pursuant to this Court's retention of jurisdiction in accordance with ARTICLE XIII OF THE PLAN, IT IS HEREBY ORDERED:

          1. The service of the notice of the Motion and presentment of this Order, as given by the Ames Group, constitutes good, adequate and timely notice under the circumstances;

          2. The Motion shall be and hereby is granted in all respects, and the Settlement Agreement and the Class AG-6A Settlement Agreement be and each hereby is approved in all respects;

          3. The above-captioned Adversary Proceeding, and all counterclaims therein, shall be and hereby are dismissed with prejudice, the parties thereto to bear their own costs and fees;

          4. The Ames Group and the Settling Creditors (as defined in the Class AG-6A Settlement Agreement) shall be and they hereby are authorized, empowered and directed to enter into and take all necessary acts to carry out and implement the Settlement Agreement and the Class AG-6A Settlement Agreement;

          5. All claims that could be asserted now or at any time in the future by any Ames Group Member (as defined in the Settlement Agreement) or by any holder of any Allowed Claim (as defined in the Plan) against any Wertheim Group Member (as defined in the Settlement Agreement) arising out of or related in any way to (a) the acquisition of the assets of the Zayre store division by
Ames (including the financing and refinancing of SUCH ACQUISITION),   (b)
services rendered to the Ames Group or any Ames Group Member by any Wertheim Group Member prior to the date of this Order, or (c) Harmon's services as a director of Ames, shall be and hereby are forever barred from assertion in any action or proceeding;

          6. All claims that could be asserted now or at any time in the future against any Wertheim Group Member by any Non-Party Defendant (as defined in the Settlement Agreement) arising out of or relating in any way to any Primary Judgment (as defined in the Settlement Agreement) entered in favor of either any Ames Group Member or any Ames Transferee (each as defined in the Settlement Agreement) against a Non-Party Defendant that arises out of or relates in any way to (a) the acquisition of the assets of the Zayre store division by Ames (including the financing and refinancing of such acquisition), (b) services rendered to the Ames Group or any Ames Group Member by any Wertheim Group Member prior to the date of this Order or (c) Harmon's services as a director of Ames, shall be and hereby are forever barred from assertion in any action or proceeding;

          7. Any Primary Judgment shall be reduced by the amount that the Non-Party Defendant would, but for the bar order contained in paragraph 6 above, be entitled to recover from the Wertheim Group or any Wertheim Group Member; and

          8. Nothing in this Order or in the Settlement Agreement and the exhibits thereto, shall affect or modify the Plan (as defined in the Settlement Agreement) and the rights and obligations of all parties thereunder, except as set forth herein, or in the Settlement Agreement or in the Class AG-6A Settlement Agreement.


Dated:    New York, New York
          ------------, 1994





                                          --------------------------------
                                                      U.S.B.J.

                                  EXHIBIT B
                                   RELEASE

          KNOW ALL BY THESE PRESENTS (herein referred to as the "Release") that, for good and valuable consideration, the receipt and SUFFICIENCY OF WHICH IS HEREBY acknowledged, each of Wertheim Schroder & Co. Incorporated ("Wertheim") and
James A. Harmon ("Harmon"), and their respective predecessors and successors in interest, including, but not limited to, their respective subsidiaries, parent companies, affiliates, divisions, legal representatives and related entities, and all of their past and present officers, directors, agents, shareholders, employees, attorneys, representatives, successors, heirs and assigns, and each and every one of them (hereinafter individually and collectively referred to as the "Releasors"), do by this Release remise, release, and forever discharge Ames Department Stores, Inc. ("Ames"), Zayre Central Corp., AMD, Inc., Ames Realty II, Inc., Zayre New England Corp. and Ames Transportation Systems, Inc. (hereinafter collectively referred to as the "Ames Plaintiffs"), and all of their respective subsidiaries, affiliates, predecessors, successors (excluding any Ames Transferee as defined in the Settlement Agreement), parent companies, divisions, legal representatives and related entities, and all of their past and present officers, directors, agents, shareholders, employees, attorneys, accountants and representatives, and their respective successors in interest, including, but not limited to, their respective successors, heirs, and assigns (hereinafter individually and collectively referred to as the "Releasees") of and from any and all manner of action, suits, obligations, liabilities, claims and demands (collectively, "Claims") which the Releasors, or any of them, ever had, now have, or hereafter can, shall, or may have, against the Releasees, or any of them, whether or not now known, suspected, or claimed, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Release, including but not limited to all Claims arising out of, or relating in any way to (a) the acquisition of the assets of the Zayre store division by Ames (including the financing and refinancing of such acquisition), (b) services rendered to any of the Releasees by any of the Releasors prior to the date of this Release, or (c) Harmon's services as a director of Ames; PROVIDED, HOWEVER, that nothing herein shall release any obligations owed by Releasees to Releasors pursuant to the Settlement Agreement between and among Ames, the Ames Subsidiaries, Wertheim and Harmon, dated March 31, 1994 (the "Settlement Agreement").

          The term "Ames Suit" shall have the meaning assigned to it in the Settlement Agreement.

          IN WITNESS WHEREOF, the Releasors have executed and delivered this Release on the ---------- day of -------------, 1994, at New York, New York.


                                          WERTHEIM SCHRODER & CO. INCORPORATED

                                          By:
                                              --------------------------------


                                              --------------------------------
                                                       JAMES A. HARMON

                                  EXHIBIT C
                                   RELEASE

          KNOW ALL BY THESE PRESENTS (herein referred to as the "Release") that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Ames Department Stores, Inc. ("Ames") (both for itself and on behalf of each Ames Group Member) and Zayre Central Corp., AMD, Inc., Ames Realty II, Inc., Zayre New England Corp., and Ames Transportation Systems, Inc. (hereinafter collectively referred to as the "Ames Subsidiaries"), and their respective predecessors and successors in interest (excluding any Ames Transferee as defined in the Settlement Agreement), including, but not limited to, their respective subsidiaries, parent companies, affiliates, divisions, legal representatives and related entities, and all of their past and present officers, directors, agents, shareholders, employees, attorneys, representatives, successors, heirs and assigns, and each and every one of them (hereinafter individually and collectively referred to as the "Releasors"), do by this Release remise, release, and forever discharge Wertheim Schroder & Co. Incorporated ("Wertheim") and James A. Harmon ("Harmon"), and all of their respective subsidiaries, affiliates, predecessors, successors, parent companies, divisions, legal representatives and related entities, and all of their past and present officers, directors, managing directors, associate managing directors, partners, agents, shareholders, employees, attorneys, accountants and representatives, and their respective successors in interest, including, but not limited to, their respective successors, heirs, and assigns (hereinafter individually and collectively referred to as the "Releasees") of and from any and all manner of action, suits, obligations, liabilities, claims and demands (collectively, "Claims") which the Releasors, or any of them, ever had, now have, or hereafter can, shall, or may have, against the Releasees, or any of them, whether or not now known, suspected, or claimed, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Release, including but not limited to all Claims arising out of, or relating in any way to (a) the acquisition of the assets of the Zayre store division by Ames (including the financing and refinancing of such acquisition), (b) services rendered to any of the Releasors by any of the Releasees prior to the date of this Release, or (c) Harmon's services as a director of Ames; PROVIDED, HOWEVER, that nothing herein shall release any obligations owed by Releasees to Releasors pursuant to the Settlement Agreement between and among Ames, the Ames Subsidiaries, Wertheim and Harmon, dated March 31, 1994 (the "Settlement Agreement"); and FURTHER PROVIDED, that nothing herein shall release any of the Litigation Claims as defined in the Plan.

          The term "Ames Group Member" shall have the meaning assigned to it in the Settlement Agreement.

          IN WITNESS WHEREOF, the Releasors have executed and delivered this Release on the ------------ day of --------------, 1994, at New York, New York.


                                          AMES DEPARTMENT STORES INC.

                                          BY: -----------------------

                                          ZAYRE CENTRAL CORP.

                                          By: -----------------------


                                          ZAYRE NEW ENGLAND CORP.

                                          By: ----------------------------


                                          AMES REALTY II, INC.

                                          By: ----------------------------


                                          AMD, INC.

                                          By: ----------------------------


                                          AMES TRANSPORTATION SYSTEMS, INC.

                                          By: -----------------------------

                                  EXHIBIT D


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- ------------------------------------------
                                         -
In re                                    -       93 Civ. 2648  (MP)
                                         -
AMES DEPARTMENT STORES, INC.,            -       Chapter 11
EASTERN RETAILERS SERVICE CORPORATION,   -       Reorganization Cases
ET AL.,                                  -       Nos. 90 B 11233
                                         -       through 11285  (JAG)
                    Debtors.             -
                                         -
- ------------------------------------------
                                         -
AMES DEPARTMENT STORES, INC., ET AL.,    -       Adversary Proceeding
                                         -       No. 92-1002A  (JAG)
                    Plaintiffs,          -
                                         -       STIPULATION WITHDRAWING
               -against-                 -       DEFENDANTS' MOTION TO
                                         -       WITHDRAW THE REFERENCE
WERTHEIM SCHRODER & CO. INC.             -
and JAMES A. HARMON,                     -
                                         -
                    Defendants.          -
                                         -
- ------------------------------------------


          IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned counsel for the parties, that defendants' motion for an Order, pursuant to 28 U.S.C. 157(d), withdrawing the reference of jurisdiction over the above-captioned adversary proceeding to the United States

          Bankruptcy Court for the Southern District of New York, dated April 20, 1993, is hereby withdrawn with prejudice.


          Dated:    New York, New York
                    ------------, 1994

                                          PATTON, BOGGS & BLOW

                                          By: ----------------------------
                                               Ronald S. Liebman (RL-5211)

                                          2550 M Street, N.W.
                                          Washington, D.C.  20037
                                          (202) 457-6000

                                          Special Counsel for Plaintiffs

                                       PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                       By: ------------------------------------
                                                Lewis A. Kaplan (LAK-5681)

                                       1285 Avenue of the Americas
                                       New York, New York  10019-6064
                                       (212) 373-3000

                                       Attorneys for Defendants


          SO ORDERED:


          -----------------------------
                      U.S.D.J.

                                  EXHIBIT E

                  CLASS AG-6A CREDITORS SETTLEMENT AGREEMENT

          This CLASS AG-6A CREDITORS SETTLEMENT AGREEMENT is dated March 31, 1994 (the "EFFECTIVE DATE") AMONG THE OFFICIAL Committee of Unsecured Creditors (the "CONTINUING PARENT CREDITORS' COMMITTEE") of Ames Department Stores, Inc. ("Ames"), acting by their counsel, as court authorized representatives of the Class AG-6A Parent Unsecured Creditors (the "CLASS AG-6A CREDITORS"), Arnold Zahn as Trustee (the "TRUSTEE"), for the benefit of the Class AG-6A Parent Unsecured Creditors of the Ames Group, as defined in the Third Amended and Restated Plan of Reorganization of Ames Department Stores, Inc. and other Members of the Ames Group, dated October 23, 1992, as subsequently amended, modified or restated, and as confirmed by order of the Bankruptcy Court, dated December 18, 1992, as amended (the "PLAN"), Wertheim Schroder & Co. Incorporated, a
Delaware corporation ("WERTHEIM"), and James A. Harmon ("HARMON").

                            W I T N E S S E T H :

          WHEREAS, the Trustee has been appointed pursuant to the Class AG-6A Trust Agreement, dated December 30, 1992 (the "TRUST AGREEMENT"), by and between the Continuing Parent Creditors' Committee, Arnold Zahn, and the Ames Group (as therein defined), and pursuant to order of the Bankruptcy Court (as defined below);

          WHEREAS, Ames and certain subsidiaries of Ames (collectively, the "PLAINTIFFS") have filed an adversary proceeding seeking damages from Wertheim and Harmon in the United States Bankruptcy Court for the Southern District of New York in Chapter 11 Reorganization Cases Nos. 90 B 11233 through 90 B 11285 (the "CHAPTER 11 CASES") entitled AMES DEPARTMENT STORES, INC., ET AL. v. WERTHEIM SCHRODER & CO. Inc., et ano., Adv. Proc. No. 92-1002A (the "AMES SUIT");

          WHEREAS, Wertheim and Harmon have asserted certain counterclaims against the Plaintiffs in the Ames Suit (the "COUNTERCLAIMS");

          WHEREAS, certain third-party claims may be asserted against Wertheim and Harmon related to the subject matter of the Ames Suit;

          WHEREAS, the Plan contemplates the transfer of certain claims by Ames to a trust established pursuant to a litigation trust agreement (the "LITIGATION TRUST"), administered by a trustee with the authority to commence and prosecute legal actions and proceedings based on such claims for the benefit of certain creditor groups (a "LITIGATION Trust Case");

          WHEREAS, pursuant to the Plan, the Class AG-6A Creditors have certain riqhts with respect to any recovery, whether by judgment, settlement or otherwise: (a) by Plaintiffs in the Ames Suit; and (b) by the trustee in any Litigation Trust Case;

          WHEREAS, the Plaintiffs, Wertheim, and Harmon are contemporaneously executing a settlement agreement with respect to the Ames Suit in the form annexed as Exhibit 1 (the "SETTLEMENT AGREEMENT"); and

          WHEREAS, in connection with the Settlement Agreement, the Class AG-6A Creditors, Wertheim and Harmon wish to settle and compromise any third-party claims that may be asserted aqainst Wertheim or Harmon in or arisinq from any Litigation Trust Case to the extent that the Class AG-6A Creditors have rights with respect to any recovery in any Litigation Trust Case.

          NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. For purposes of this Class AG-6A Creditors Settlement Agreement, the following terms shall have the meanings indicated:

          1.1 "ALLOWED CLAIM" shall have the meaning given in Section 1.5 of the Plan.

          1.2 "APPELLATE COURT" means any court exercising appellate jurisdiction over the Chapter 11 Cases.

          1.3 "APPROVAL ORDER" means an order or judgment approving both the Settlement Agreement and the Class AG-6A Settlement Agreement, in all material respects in the form of Exhibit A to the Settlement Agreement, of the Bankruptcy Court or any Appellate Court.

          1.4 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

          1.5 "CLAIM OVER" means any actual or potential CLAIM for contribution, indemnity, subrogation or otherwise against any Wertheim Group Member that arises from a Litigation Trust Case, whether or not in fact asserted, and whether or not asserted in a Litigation Trust Case or in another action or proceeding.

          1.6 "CLASS AG-6A SETTLEMENT AGREEMENT" means this Agreement, including the exhibit hereto.

          1.7 "FINAL" with respect to any order of any court means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification or amendment thereto), the time to appeal or seek review or rehearing, or to apply for an extension of the time to appeal or to seek review or rehearing, has expired, and as to which no appeal or petition for review or rehearing, or application for an extension of the time to appeal or to seek review or rehearing, that was filed is pending.

          1.8 "JUDGMENT OVER" means a judgment arising from a Claim Over.

          1.9 "LITIGATION TRUST PROCEEDS" means all amounts received by the Trustee in connection with any Litigation Trust Case, regardless of whether the recovery in such case occurs as a result of a judgment, settlement or otherwise, and regardless of whether a recovery is achieved by settlement or otherwise prior to the actual commencement of suit.

          1.10 "PRESS RELEASE" means a written statement designed or intended for dissemination to any newspaper, television or other member of the news media.

          1.11 "PUBLIC RELEASE" means a written statement for public filing with the NASD or with the Securities Exchange Commission or any other governmental body.

          1.12 "SETTLING CREDITORS" means the Class AG-6A Creditors, acting by the Continuing Parent Creditors' Committee and the Trustee.

          1.13 "WERTHEIM GROUP" means Wertheim Schroder Holdings, Inc., a corporation, its direct and indirect subsidiaries and affiliates (including Wertheim), and their respective predecessors, successors and assigns, as well as the former and current officers, directors, managing directors, associate managing directors, partners, employees, agents, attorneys and accountants of each and their respective legal representatives, heirs, successors and assigns, and any person or entity claiming through them.

          1.14 "WERTHEIM GROUP MEMBER" and "WERTHEIM GROUP MEMBERS" mean, as the context requires, any or all members of the Wertheim Group, including Wertheim and Harmon.

          SECTION 2. THE SETTLEMENT. The Settling Creditors hereby assign the Litigation Trust Proceeds to Wertheim on the following terms and conditions:

               (a) The Trustee shall turn over all Litigation Trust Proceeds as received to a commercial bank or trust company located in New York City having combined capital and surplus in excess of $100,000,000 (the "ESCROW AGENT"), which shall be selected by the Trustee, subject to the reasonable approval of Wertheim.
               (b) The Litigation Trust Proceeds turned over to the Escrow Agent pursuant to subsection (a) above, and any interest earned thereon (together being referred to as the "ESCROW AMOUNT"), shall be invested by the Escrow Agent in U.S. treasury bills, A1-Pl rated commercial paper, short term notes with maturities less than one year rated A+ or better, and such other investments as may be provided for in the escrow agreement contemplated by subsection (h) below. Interest earned on the Litigation Trust Proceeds shall be credited to and deposited in the escrow and distributed in the same manner as provided herein with respect to the Escrow Amount.

               (c) The fees and expenses of the Escrow Agent shall be paid out of the Escrow Amount, and such Amount shall be available to indemnify the Escrow Agent in accordance with the usual and customary requirements of such escrow arrangements.

               (d) The Escrow Amount shall be distributed by the Escrow Agent, in whole or in part, as follows:

                    (i) An Escrow Amount equal to the Claim Amount (as defined below) shall be distributed to a Wertheim Group Member pursuant to written instructions to the Escrow Agent executed by or on behalf of such Wertheim Group Member, which shall include the following:

                         (A) a sworn statement that: (1) a Judgment Over has been entered; (2) the Judgment Over is enforceable or has been enforced against such Wertheim Group Member either because application of Sections 5, 6, and 7 of the Approval Order has not had the effect of fully eliminating such Wertheim Group

          Member's liability with respect to the Judgment Over, or because the court has failed or otherwise refused to apply all or any part of Sections 5, 6, or 7 of the Approval Order; and (3) sets forth the amount of the Judgment Over, all interest thereon, all costs and disbursements awarded in connection therewith, and all reasonable out-of-pocket costs and expenses (including counsel fees, disbursements and expenses) incurred by any Wertheim Group Member in defense of the action or proceeding giving rise to the Judgment Over (which in the aggregate shall constitute the "CLAIM AMOUNT"); or

                         (B) in lieu of the matters called for by subsection
          (A) above, a sworn statement that: (1) a party in a Litigation Trust Case has asserted a Claim Over, which the Court dismissed or which was settled, but as a result of which any Wertheim Group Member incurred expenses, either to obtain such dismissal, settlement or otherwise; and (2) sets forth all reasonable out-of-pocket costs and expenses (including counsel fees, disbursements and expenses) incurred by any Wertheim Group Member arising from the Claim Over (which in the aggregate shall constitute the "CLAIM AMOUNT"); and

                         (C) copies of the Judgment Over (or, as appropriate, the pleading or other paper asserting the Claim Over and the judgment, order or other paper effecting the dismissal or settlement thereof) and other documents constituting or evidencing all other items comprising the Claim Amount: and
               (D) a direction identifying the person to whom the Escrow Amount shall be distributed;

                    (ii) An Escrow Amount shall be distributed pursuant to written instructions to the Escrow Agent executed by or on behalf of each of Wertheim, Harmon, and the Trustee, specifying the portion of the Escrow Amount to be distributed and identifying the person to whom such Amount shall be distributed;

                    (iii) An Escrow Amount shall be distributed pursuant to order of the Bankruptcy Court, any Appellate Court, the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, obtained in an action or proceeding of which all parties to the Class AG-6A Settlement Agreement were given notice; or

                    (iv) After the time period within which to commence an action or proceeding asserting a Claim Over has elapsed without any such action or proceeding having been commenced, an Escrow Amount shall be distributed pursuant to written instructions to the Escrow Agent executed by or on behalf of the Trustee, which shall include a sworn statement that:

                         (A) set forth the most recent date on which either a judgment was entered that was not subject to a stay, modification or reversal, or a settlement or other payment was made, which resulted in a deposit of Litigation Trust Proceeds with the Escrow Agent, the amount of that judgment, settlement or other payment, the amount of the resulting deposit of Litigation Trust Proceeds, and the title of the action or proceeding in which it was entered or made (the "MOST RECENT DEPOSIT");

                         (B) specifies the date by which any action or proceeding asserting a Claim Over arising from the Most Recent Deposit must be commenced in order to be timely, as determined using the longest potentially applicable statute of limitations;

                         (C) identifies all statutes of limitations used to determine the period referred to in subsection (B) above;

                         (D) confirms that, to the knowledge of the Trustee, as of the date of the instruction: (1) no action or proceeding is pending asserting any Claim Over; (2) all Litigation Trust Cases that were commenced are concluded, and the time to take an appeal, or to apply for permission to appeal, in all such Cases has elapsed with no appeal having been taken or application for permission to appeal having been made; (3) neither the commencement of any Litigation Trust Case, nor the settlement of any potential Litigation Trust Case, is being considered; (4) there is no outstanding judgment in a Litigation Trust Case that is unpaid, in whole or in part, or any amount owing to the Escrow Agent pursuant to subsection (a) above;
          (5) there is no outstanding Judgment Over against any Wertheim Group Member that is unpaid, in whole or in part; (6) no person has expressed an intention to make any Claim Over, or to commence any action or proceeding against any Wertheim Group Member arising out of or relating in any way to (x) the acquisition of the assets of the Zayre discount store division by Ames (including the financing and refinancing of such acquisition), (y) services rendered to the Ames Group or any Ames Group Member by any Wertheim Group Member prior to the date of the Class AG-6A Settlement Agreement, or (z) Harmon's service as a director of Ames; and (7) the period within which to commence any action or proceeding asserting a Claim Over arising from any Litigation Trust Case other than the matter giving rise to the Most Recent Deposit has elapsed without any such action or proceeding having been commenced: and

                         (E) specifies the portion of the Escrow Amount to be distributed and the person to whom it shall be distributed;

                    (v) An Escrow Amount shall be distributed pursuant to written instructions to the Escrow Agent executed by or on behalf of the Trustee, which shall include the following:

                         (A) a sworn statement that a Final Order disapproving the Settlement Agreement or the Class AG-6A Settlement Agreement has been entered, or that the Settlement Agreement has been terminated pursuant to Subsection 3(d) of the Settlement Agreement; and

                         (B) a direction specifying the portion of the Escrow Amount (as defined above) to be distributed and identifying the person to whom it shall be distributed.

          (e)  The  party  giving  instructions  under subsections (d) (i),
(iv), or (v) above shall give all other parties to the Class AG-6A Settlement Agreement copies of such instructions contemporaneous with delivery of the original instructions to the Escrow Agent. The Escrow Agent shall refrain from acting in accordance with such instructions for a period of seven business days after receipt, during which time any party may make written objection to the instructions (the "OBJECTION PERIOD"). If the Escrow Agent receives any written objection during the Objection Period, it shall take no action until further instructions are issued in accordance with either subsection (d)(ii) or (iii) above.
          (f) In any action or proceeding brought to obtain instructions pursuant to subsection (d)(iii) above, the prevailing party shall be entitled, in addition to all amounts authorized by law, to an award of reasonable attorneys' fees, costs and disbursements (including experts' fees) incurred in connection with the action or proceeding.

          (g) As to all instructions given under subsections (d)(i), (iv) and
(v) above as to which no objection is received during the Objection Period, the Escrow Agent shall distribute the Escrow Amount requested no later than five business days from the date on which the Objection Period ends. As to all instructions under subsections (d)(ii) above, the Escrow Agent shall distribute the Escrow Amount no later than five business days from the date on which the Escrow Agent shall receive the written instructions authorizing such distribution. Notwithstanding the preceding two sentences, where a distribution of the Escrow Amount within the time period called for would result in the forfeiture of interest or other income earned on the Escrow Amount, the Escrow Agent shall refrain from distributing such monies as may be necessary to prevent the forfeiture of interest or other income. Upon expiration of the period necessary to prevent forfeiture of interest or other income, the Escrow Agent shall distribute the balance of the requested Escrow Amount in accordance with the instructions authorizing the distribution.

          (h) The Trustee, Wertheim and Harmon agree to use their best efforts expeditiously to choose an Escrow Agent and to enter into a mutually satisfactory escrow agreement on the terms specified herein and on such other terms as are usual and customary in agreements of such type. In the event the parties cannot reach agreement as to the additional terms to be contained in the escrow agreement to be entered into, the escrow agreement shall include the provisions herein set forth and such other provisions as are consistent therewith as the Bankruptcy Court or any Appellate Court may determine.

          (i) The Trustee agrees to use its best efforts to notify Wertheim promptly following the commencement of any Litigation Trust Case, or the receipt of notice of any decision, verdict or judqment, or upon receipt of notice of any negotiation or settlement, in a Litigation Trust Case and to use its best efforts to assist the Wertheim Group in obtaining reasonable opportunity to be heard with respect thereto (to the extent that such prior notice and opportunity to be heard are not prohibited by the applicable rules of court).

          (j) Notwithstanding any other parts of this Section 2, in no event shall the Escrow Agent distribute any Escrow Amount prior to the Closing pursuant to the Settlement Agreement. In addition to the other requirements for instructions issued pursuant to subsection (d), any such instruction shall include a sworn statement: (i) setting forth the dates on which an Approval Order was entered, and on which it became Final; (ii) stating whether or not any appeal was taken from the Approval Order and, if an appeal was taken, describing the disposition of the appeal and the date thereof; and (iii) stating the date on which the Closing pursuant to the Settlement Agreement was held.

          (k) The Wertheim Group Members shall be entitled to issue or otherwise obtain as many instructions as may be necessary to accomplish the assignment provided for in this Section 2.

          SECTION 3. EFFECTIVE DATE. The Class AG-6A Settlement Agreement shall become effective on the Effective Date; provided that if the Settlement Agreement is terminated, this Class AG-6A Settlement Agreement shall terminate and be of no further force or effect.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF WERTHEIM. Wertheim represents and warrants to the Continuing Parent Creditors' Committee and the Trustee that (i) the Class AG-6A Settlement Agreement has been duly executed and delivered by Wertheim and is the legal, valid and binding obligation of Wertheim, enforceable against Wertheim in accordance with its terms, (ii) the execution, delivery and performance by Wertheim of the Class AG-6A Settlement Agreement and all related documents contemplated hereby are within Wertheim's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the certificate of incorporation or bylaws of Wertheim or any law or contractual restriction binding on or affecting Wertheim, and (iii) no consent, approval, order or authorization of, or registration, declaration or filing with, any court or administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to any Wertheim Group Member in connection with the execution, delivery and performance by Wertheim of the Class AG-6A Settlement Agreement, (iv) neither Wertheim nor Harmon has assigned or transferred to any person or entity any claim that either has or ever had against any Ames Group Member (as defined in the Settlement Agreement), and (v) neither Wertheim nor Harmon is aware of any existing, pending or threatened Litigation Trust Case, Claim Over or Judgment Over.

          SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE CONTINUING PARENT CREDITORS' COMMITTEE AND THE TRUSTEE. The Continuing Parent Creditors' Committee and the Trustee, jointly and severally, represent and warrant to Wertheim and Harmon, subject to approval of the Settlement Agreement and the Class AG-6A Settlement Agreement by the Bankruptcy Court of those aspects thereof requiring its approval, that (i) the Class AG-6A Settlement Agreement has been duly executed and delivered by them and is the legal, valid and binding obligation of them, enforceable against them in accordance with its terms; (ii) the execution, delivery and performance by them of the Class AG-6A Settlement Agreement and all related documentation contemplated hereby are within their corporate and/or trustee powers, have been duly authorized by all necessary corporate and/or trustee action, and do not contravene the certificate of incorporation or bylaws of them, the Trust Agreement, or any law or contractual restriction binding on or affecting them; (iii) except as expressly provided in the Class AG-6A Settlement Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to them in connection with the execution, delivery and performance by them of the Class AG-6A Settlement Agreement; (iv) they have not assigned or otherwise transferred to any person or entity any claim that they have or ever had against any Wertheim Group Member except as set forth in the Trust Agreement;
(v) each of Arthur Andersen & Co., S.C., Andersen Consulting, Bear Stearns & Co., Inc., and
Coopers & Lybrand was a holder of one or more Allowed Claims in the Chapter 11 Cases;
(vi) the Continuing Parent Creditors' Committee and the Trustee have not executed, and have no notice that any trustee has been appointed under, the Litigation Trust Agreement; and (vii) neither the Continuing Parent Creditors' Committee nor the Trustee is aware of any existing, pending or threatened Litigation Trust Case, Claim Over or Judgment Over.

          SECTION 6. PUBLIC AND PRESS RELEASES. On the Effective Date, for the purposes of making any disclosure or filing that any party determines is required by the securities laws or NASD regulations, the Continuing Parent Creditors' Committee, the Trustee or Wertheim may issue a Press Release and/or a Public Release describing the fact and terms of the Settlement Agreement and the Class AG-6A Settlement Agreement. If deemed necessary within the sole judgment of any of the Continuing Parent Creditors' Committee, the Trustee, or Wertheim, any of them after the Effective Date also may make other Public Releases. The contents of any Press Release shall be jointly approved by the Continuing Parent Creditors' Committee, the Trustee, and Wertheim in advance of its disclosure or filing, which approval shall not be unreasonably withheld. The party proposing to make any Public Release shall permit the other parties hereto to review and comment on such proposed Public Release before it is filed, but approval of the reviewing parties shall not be required and the terms of this Section 6 shall not otherwise affect the timing or content of any such Public Release. No party hereto shall, directly or indirectly, issue, or initiate any contact with any press or media member for the purpose of making, any other Press Release commentinq on the fact or terms of the Settlement Agreement, the Class-AG-6A Settlement Agreement or the Ames Suit absent prior written consent of the other parties. If any party is contacted by any press or media member with respect to the Settlement Agreement, the Class AG-6A Settlement Agreement, or the Ames Suit, the party contacted shall decline any comment. The parties hereto intend that performance of this Section 6 shall be treated separately and distinctly from performance of all of the other provisions of this Class AG-6A Settlement Agreement, and that any alleged or actual breach or non-performance of this Section 6 by any signatory hereto shall not affect the rights and obligations of the parties under any other provision of this Class AG-6A Settlement Agreement, all of which shall remain in full force and effect. Moreover, no party shall have any right to seek a rescission or termination of this Class AG-6A Settlement Agreement or any provision or term thereof by reason of any such alleged or actual breach or non-performance of this Section 6.

          SECTION 7. CONFIDENTIALITY. Each of the parties hereto acknowledges that a Stipulation and Protective Order was entered in the Ames Suit on January 11, 1993 for the protection of confidential information, documents and materials that are produced or otherwise disclosed durinq the course of the Ames Suit, and each agrees to treat all "Confidential Information" referred to in such Stipulation and Protective Order in accordance with the terms and conditions of such Stipulation and Protective Order. Nothing in this Section 7 is intended to confer any benefit or rights on any person or entity that is not a party to the Class AG-6A Settlement Agreement.

          SECTION 8. NO ADMISSION OF LIABILITY, ETC. The parties hereto acknowledge that the consideration tendered and received herein, and the execution of the Class AG-6A Settlement Agreement, are in compromise and settlement of disputed claims in connection with the Ames Suit and are not an admission of liability or fault or omission of any kind on the part of any of them; neither the Class AG-6A Settlement Agreement, nor any papers relating to it, nor any of the terms hereof shall be offered or received in evidence or in any way referred to in any civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to obtain approval of or to consummate or enforce this Class AG-6A Settlement Agreement, or to seek damages for its breach.

          SECTION 9. ENTIRE AGREEMENT. The Class AG-6A Settlement Agreement and the exhibit hereto constitute the entire agreement and understandinq between the parties hereto relative to the subject matter hereof; PROVIDED HOWEVER that nothing herein contained shall affect or modify the Plan and the rights and obligations of all parties thereunder except as set forth herein or in the Settlement Agreement or the Approval Order. In furtherance, and not in limitation, of the foregoing, the parties hereto acknowledge that they are not relying upon any statement, information, promise, term, condition, obligation or representation made by any person or entity, except for those expressly stated herein and in the Exhibit hereto.

          SECTION 10. BINDING EFFECT. The Class AG-6A Settlement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and any person or entity claiming through them.

          SECTION 11. AMENDMENTS. No amendment, waiver or modification of any provision of the Class AG-6A Settlement Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto.

          SECTION 12. NOTICES. All notices and communications in connection with the Class AG-6A Creditor Settlement Agreement shall be in writing and shall be delivered by hand, overnight courier or certified mail, return receipt requested, addressed as follows:

          If to the Trustee:

               Arnold Zahn
               Class AG-6A Trustee
               Zahn Associates Inc.
               2050 Center Avenue
               Fort Lee, New Jersey 07024

          with a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, New York 10019

               Attention: Stuart Hirshfield, Esq.

          If to Wertheim or Harmon:

               Wertheim Schroder & Co. Incorporated
               787 Seventh Avenue
               New York, NY 10019-6016

               Attention: Chief Executive Officer

          with copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6064

               Attention: Lewis A. Kaplan, Esq.

All such notices and communications shall be effective when received.

          SECTION 13. NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION 14. COSTS AND EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay all of its own costs and expenses in connection with the negotiation, preparation, execution and delivery of the Class AG-6A Settlement Agreement and the other documents to be delivered hereunder, and the consummation of the matters provided for herein.

          SECTION 15. HEADINGS. Headings used herein are for convenience of reference only, are not part of the Class AG-6A Settlement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, the Class AG-6A Settlement Agreement.

          SECTION 16. GOVERNING LAW. The Class AG-6A Settlement Agreement and the documents to be executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of New York applied to contracts made and to be performed entirely within such State.

          SECTION 17. EXECUTION IN COUNTERPARTS. The Class AG-6A Settlement Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Dated:

          New York, New York
          March 31, 1994

                                       CONTINUING PARENT CREDITORS' COMMITTEE


                                       By: /S/ STUART HIRSHFIELD
                                           ---------------------------------
                                                    STUART HIRSHFIELD


                                       ARNOLD ZAHN, as Trustee


                                       By: /S/ ARNOLD ZAHN
                                           ----------------------------------
                                                      ARNOLD ZAHN



                                       WERTHEIM SCHRODER & CO. INCORPORATED


                                       By: /S/ STEVE KOTLER
                                           ---------------------------------
                                                     STEVE KOTLER


                                       By: /S/ JAMES A. HARMON
                                           --------------------------------
                                                    JAMES A. HARMON